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                                                                  EXHIBIT 4(c)


                          INSIGHT HEALTH SERVICES CORP.
                             1999 STOCK OPTION PLAN

         InSight Health Services Corp., a Delaware corporation ("Company") sets forth herein the terms of the InSight Health Services Corp. 1999 Stock Option Plan ("Plan") as follows:

1.       PURPOSE

         The Plan is intended to advance the interests of the Company by providing the officers, key employees and independent contractors of the Company or its subsidiaries, which individuals will be the eligible participants under the Plan, with an opportunity to develop a proprietary interest in the Company. The Plan will thereby create strong performance incentives for such individuals to maximize the growth and success of the Company and its subsidiaries, and will encourage such individuals to remain in the employ of the Company or any of its subsidiaries. Options granted under the Plan ("Option") may be (i) "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended from time to time ("Code") or (ii) nonstatutory stock options.

2.      ADMINISTRATION

         The Plan shall be administered by the Board of Directors ("Board") of the Company, except to the extent the Board determines to delegate the administration of the Plan to the Compensation Committee ("Committee") of the Board. Each member of the Compensation Committee shall qualify in all respects as a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("1934 Act") and as an "outside director" as used in section 162 (m) of the Code, unless the Board determines otherwise. The Board shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 7 below) entered into hereunder, and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final, binding and conclusive.

         The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Company's Certificate of Incorporation and Amended and Restated Bylaws, and with applicable law. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

3.       COMMON STOCK

         The stock that may be issued pursuant to Options granted under the Plan shall be shares of common stock, par value $0.001 per share, of the Company ("Common Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Common Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 500,000, which number of shares is subject to adjustment as hereinafter provided in Section 16 below. If any Option expires, terminates, or is terminated for any reason prior to exercise in full, the shares of Common Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.


1999 STOCK OPTION PLAN                                                  PAGE 1



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4.       EFFECTIVE DATE AND TERM OF THE PLAN

         The Plan shall be effective as of the date the Board adopted the Plan, subject to approval of the Plan by the stockholders of the Company and shall continue in effect for a term of ten (10) years from the date the Board adopted the Plan. Any Options outstanding under the Plan on such date shall continue to be exercisable pursuant to their terms, except as otherwise provided herein.

5.       GRANT OF OPTIONS

         Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine ("Optionees"), Options to purchase such number of shares of Common Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary and appropriate to qualify such Options as "incentive stock options" under section 422 of the Code.

6.       LIMITATION ON INCENTIVE STOCK OPTIONS

         An Option may constitute an incentive stock option to the extent that the aggregate Fair Market Value (as defined below) (as determined at the time the Option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Company) does not exceed $100,000.

7.       OPTION AGREEMENTS

         All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by the Company and the Optionee, in such form or forms and with such terms and conditions as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided however, that no Option Agreements shall be inconsistent with the Plan.

8.       OPTION PRICE

         The purchase price of each share of Common Stock subject to an Option ("Option Price") shall be fixed by the Board and stated in each Option Agreement. For an incentive stock option, the Option Price shall be not less than the greater of par value or 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; provided however, that in the event the Optionee would otherwise be ineligible to receive an incentive stock option by reason of the provisions of section 422(b)(6) of the Code (relative to stock ownership of more than 10%), the Option Price of an Option which is intended to be an incentive stock option shall not be less than the greater of par value or 110% of the Fair Market Value of a share of Common Stock at the time such Option is granted. With respect to the grant of an Option that is not an incentive stock option, the Option Price shall not be less than the greater of (i) 50% of the Fair Market Value of the Common Stock on the date of the grant, or (ii) its par value.


1999 STOCK OPTION PLAN                                                  PAGE 2


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9.       TERM AND EXERCISE OF OPTIONS

         (a) TERM. Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the date as may be fixed by the Board and stated in the Option Agreement relating to such Option; provided however, that in the event the Optionee would otherwise be ineligible to receive an incentive stock option by reason of the provisions of section 422 (b)(6) of the Code (relative to stock ownership of more than 10%), an Option granted to an Optionee which is intended to be an incentive stock option shall in no event be exercisable after the expiration of five
(5) years from the date it is granted. All Options granted under the Plan shall terminate no later than ten (10) years from the date of grant.

         (b) OPTION PERIOD AND LIMITATIONS ON EXERCISE. Each Option shall be exercisable, in whole or in part, at any time and from time to time during the term of the Option, at such times, and with such conditions, as the Board shall determine and set forth in the Option Agreement relating to such Option. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding; provided however, that any such time limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to remove such time limitations.

         (c) METHOD OF EXERCISE AND PAYMENT. An Option that is exercisable hereunder may be exercised by delivery to the Company on any business day, at its principal office, addressed to the attention of the corporate secretary of the Company, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Common Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) with the consent of the Board, through the tender to the Company of shares of Common Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; (iii) by a combination of the methods described in (i) and (ii); or (iv) by such other method or methods as the Board may from time to time authorize. If shares of Common Stock are surrendered by an officer of the Company (as the term "officer" is defined in the rules promulgated under Section 16 of the 1934 Act) for payment and the Common Stock surrendered was acquired pursuant to an Option of the Company, then six (6) months must have elapsed since the date of exercise of such Option. The payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Common Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such Common Stock certificate or certificates are delivered, the broker shall tender to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Common Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company, may, in its judgment, be required to withhold with respect to the exercise of the Option. Any attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Common Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Common Stock certificate or certificates evidencing the Optionee's ownership of such shares. A separate Common Stock certificate or certificates


1999 STOCK OPTION PLAN                                                  PAGE 3


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shall be issued for any shares purchased pursuant to the exercise of an
Option which is an incentive stock option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an incentive stock option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Common Stock covered thereby are fully paid and issued to the Optionee, and except as provided in Section 16 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

         (d) FAIR MARKET VALUE. "Fair Market Value" means the value of each share of Common Stock subject to the Plan determined as follows: If on the date of grant or exercise the Common Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, or is publicly traded on an established securities market, the Fair Market Value of the Common Stock shall be the closing price of the Common Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the date of grant or exercise or on the trading day immediately preceding the date of grant or exercise if the date of grant or exercise is not a trading day (or, if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day), or, if no sale of the Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Common Stock is not listed on such an exchange, quoted on such stock market or traded on such a market, Fair Market Value shall be determined by the Board in good faith.

         (e) WITHHOLDING. The Company shall have the right to withhold, or require an Optionee to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the exercise of Options. Subject to the consent of the Board which may be withheld in its sole and absolute discretion, and to the extent permissible under applicable tax, securities, and other laws, an Optionee may (a) have shares of Common Stock otherwise issuable to the Optionee hereunder withheld, or (b) tender to the Company previously acquired shares of Common Stock, having a Fair Market Value sufficient to satisfy all or part of the Optionee's federal, state and local tax obligations associated with the exercise of Options.

10. TRANSFERABILITY OF OPTIONS

         (a) Except as provided in subparagraph (b) below, during the lifetime of an Optionee to whom an Option is granted, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in section 414 of the Code, and no Option shall be pledged or hypothecated (by operation of law or otherwise), or subject to execution, attachment or similar process.

         (b) During the lifetime of an Optionee to whom an Option is granted, the Board may permit the transfer, assignment or other encumbrance of an outstanding Option unless such Option is an incentive stock option and the Board and the Optionee intend that it shall retain such status. Subject to any conditions that the Board may prescribe, an Optionee may, upon providing written notice to the corporate secretary, elect to transfer any or all Options granted to such Optionee pursuant to the Plan to members of his or her immediate family, including but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided however, that no such transfer by any Optionee may be made in exchange for consideration.


1999 STOCK OPTION PLAN                                                  PAGE 4


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11.      TERMINATION OF EMPLOYMENT

         Upon the termination of the employment of an Optionee with the Company or a subsidiary of the Company, other than by reason of the death or "permanent and total disability" (within the meaning of section 22(e)(3) of the Code) of such Optionee, any Option granted to an Optionee pursuant to the Plan shall terminate ninety (90) days after the date of such termination of employment, unless otherwise provided pursuant to the Option Agreement or unless the Board determines in its sole discretion to extend the date the Option may be exercised. A leave of absence or leave on military or government service approved by the Board shall not constitute a termination of employment for purposes of the Plan. For purposes of the Plan, a termination of employment with the Company or a subsidiary of the Company shall not be deemed to occur if the Optionee is immediately thereafter employed with the Company or any subsidiary of the Company. Subject to the termination date for the Options under Section 9(a) above, the Board may extend the date the Option may be exercised beyond the ninety (90) day period after the date of termination of employment or beyond the period provided in the Option Agreement.

12.      RIGHTS IN THE EVENT OF DEATH OR DISABILITY

         (a) DEATH. If the Optionee dies while employed by the Company or a subsidiary, except as is otherwise provided in the Option Agreement relating to such Option, the executors or administrators or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 9(b) above), within the earlier of (i) twelve months after such Optionee's death or (ii) the termination of the Option as provided in Section 9(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such Optionee's death, on such terms as the Board may provide in the Option Agreement.

         (b) DISABILITY. If the Optionee terminates employment with the Company or a subsidiary by reason of the "permanent and total disability" (within the meaning of section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 9(b) above), within the earlier of (i) twelve months after such termination, or (ii) the termination of the Option as provided in Section 9(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment on such terms as the Board may provide in the Option Agreement; provided however, that the Board may provide, by inclusion of appropriate language in the Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 9(b) above), in the event of the termination of employment of the Optionee with the Company or a subsidiary by reason of the "permanent and total disability" (within the meaning of section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination and prior to termination of the Option as provided in Section 9(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 9(b) above. Whether a termination of employment is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

13.      USE OF PROCEEDS

         The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.


1999 STOCK OPTION PLAN                                                  PAGE 5


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14.      REQUIREMENTS OF LAW

         (a) VIOLATIONS OF LAW. The Company shall not be required to sell or issue any shares of Common Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933, as amended ("1933 Act"), upon exercise of any Option, unless a registration statement under the 1933 Act is in effect with respect to the shares of Common Stock covered by such Option, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under the 1933 Act. Any determination in this connection by the Board shall be final, binding and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority, except the Company shall timely file for registration, on Form S-8 under the 1933 Act, of the shares of Common Stock to be issued upon exercise of the Options granted under the Plan. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Common Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

         (b) COMPLIANCE WITH RULE 16b-3. The Plan is intended to comply with Rule 16b-3 or its successor rule, promulgated under the 1934 Act. With respect to persons subject to Section 16 of the 1934 Act, any provision of the Plan or action of the Board that is inconsistent with such Rule shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.

15.      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Options have not been granted; provided however, that stockholder approval shall be required if and to the extent the Board determines that such approval is appropriate for purposes of satisfying section 162(m) or 422 of the Code or is otherwise required by law or applicable stock exchange or stock market requirements. Grants may be made under the Plan prior to the receipt of such approval but each such grant shall be subject in its entirety to such approval and no Option may be exercised or vested prior to the receipt of such approval. Nothing herein shall restrict the Board's ability to exercise its discretionary authority pursuant to Section 2, which discretion may be exercised without amendment of the Plan. Except as permitted under Section 16 hereof, no amendment, suspension or termination of the Plan by the Board may, without the consent of the holder of the Option, adversely affect any rights or obligations under any Option theretofor granted under the Plan.

16.      EFFECT OF CHANGES IN CAPITALIZATION

         (a) CHANGES IN COMMON STOCK. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease affecting such outstanding shares generally that is effected without receipt of consideration by the Company, occurring after the effective date of the Plan, the number and kind of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Board. In addition, the number and kind of shares for which Options are outstanding shall be adjusted


1999 STOCK OPTION PLAN                                                  PAGE 6


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proportionately and accordingly so that the proportionate ownership interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. If there is a distribution payable in the capital stock of a subsidiary of the Company ("Spin-off Shares"), to the extent consistent with Treasury Regulation section 1.425-1(a)(6) or the corresponding provision of any subsequent regulation, each outstanding Option shall thereafter additionally pertain to the number of Spin-off Shares that would have been received in such distribution by a stockholder of the Company who owned a number of shares of Common Stock equal to the number of shares that are subject to the Option at the time of such distribution, and the aggregate Option Price of the Option shall be allocated between the Spin-off Shares and the Common Stock in proportion to the relative Fair Market Values of a Spin-off Share and a share of Common Stock immediately after the distribution of Spin-off Shares.

         (b) REORGANIZATION IN WHICH THE COMPANY IS THE SURVIVING CORPORATION. If the Company shall be the surviving corporation in any reorganization, merger, or consolidation of the Company with one or more other corporations, any Option theretofor granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

         (c) REORGANIZATION IN WHICH THE COMPANY IS NOT THE SURVIVING CORPORATION; SALE OF ASSETS OR STOCK. Upon the dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board which results in any person or entity owning 80% or more of the combined voting power of all classes of stock of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofor granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices, to preserve the then excess, if any, of the aggregate Fair Market Value of the shares subject to Options over the purchase price for the shares under the Options, in which event the Plan and Options theretofor granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right, immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise such Option, in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to the Option Agreement. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders. Notwithstanding the foregoing, the occurrence of any event described in this Section 16(c) which also constitutes a Change of Control (as defined below) shall cause the exercisability in full of all Options whether or not (i) all conditions to exercise have been satisfied and (ii) the Plan is terminated pursuant to this Section 16(c).

         (d) ADJUSTMENTS. Adjustments under this Section 16 related to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and


1999 STOCK OPTION PLAN                                                  PAGE 7


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conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

         (e) NO LIMITATIONS ON THE COMPANY. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

17.      CHANGE OF CONTROL

         If a "Change of Control" (as defined below) occurs, all Options shall be exercisable in full whether or not all conditions of exercise have been satisfied. A "Change of Control" shall be deemed to occur (i) at such time as any person [as defined in Section 13(d)(3) of the 1934 Act, but excluding General Electric Company ("GE") and the entities to whom shares of the Company's Convertible Preferred Stock, Series B ("Series B Preferred Stock") were initially issued ("Carlyle"), and successors and permitted assigns of GE and Carlyle, individually and collectively] at any time shall directly or indirectly acquire more than 40% of the voting power of the Common Stock, (ii) at such time as during any one year period, individuals who at the beginning of such period constitute the Board (together with any new directors (a) whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (b) elected or appointed by Carlyle, GE or their successors and permitted assigns) cease to constitute at least a majority of such Board (provided however, that a change in directors upon a Type B Event Date [as defined in the Company's Certificate of Designation, Preferences and Rights] of Convertible Preferred Stock Series B ("Series B Certificate of Designation") shall not be deemed to cause a Change of Control pursuant to this subparagraph (ii), (iii) upon consummation of a merger or consolidation of the Company into or with another Person (as defined below) in which the stockholders of the Company immediately prior to the consummation of such transaction shall own 50% or less of the voting securities of the surviving corporation (or the parent corporation of the surviving corporation where the surviving corporation is wholly owned by the parent corporation) immediately following the consummation of such transaction, or (iv) the sale, transfer or lease of all or substantially all of the assets of the Company, in any of cases (i), (ii),
(iii) or (iv) in a single transaction or series of related transactions; provided, that no Change of Control hereunder with respect to the Company shall be deemed to occur solely by reason of (x) the ownership of the Company's capital stock by any of Carlyle, TC Group, L.L.C., any investor in any entity comprising Carlyle or TC Group, L.L.C. as of October 14, 1997, GE or its Affiliates (as defined in the Series B Certificate of Designation),
(y) the conversion of shares of Series B Preferred Stock into either the Company's Convertible Preferred Stock, Series D ("Series D Preferred Stock") (and any change in the Board incident thereto) or Common Stock, or (z) the conversion of shares of Series D Preferred Stock into Common Stock. "Person" means any corporation, partnership, limited partnership, limited liability partnership, joint venture, association, limited liability company, joint-stock company, trust or unincorporated organization.

18.      DISCLAIMER OF RIGHTS

         No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Company or any subsidiary of the Company, or to interfere in any way with the right and authority of the Company or any subsidiary of the Company either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any subsidiary of the Company.


1999 STOCK OPTION PLAN                                                  PAGE 8


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19.      NONEXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

20.      GOVERNING LAW

         THE VALIDITY, INTERPRETATION AND EFFECT OF THE PLAN, AND THE RIGHTS OF ALL PERSONS HEREUNDER, SHALL BE GOVERNED BY AND DETERMINED IN ACCORDANCE WITH THE LAWS OF DELAWARE, OTHER THAN THE CHOICE OF LAW RULES THEREOF.

21.      HEADINGS

         The headings herein are for convenience only and shall not be used in interpreting the Plan.


1999 STOCK OPTION PLAN                                                  PAGE 9